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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Carrizo Oil & Gas, Inc.

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-35245, 333-55838 and 333-116528) pertaining to the
Incentive Plan of Carrizo Oil & Gas, Inc. of our report dated March 25, 2004, with respect to the consolidated financial statements of Carrizo Oil & Gas, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.


                                        Ernst & Young LLP

Houston, Texas
March 30, 2005